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                                                                      EXHIBIT 4


                          REGISTRATION RIGHTS AGREEMENT


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12

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made as of this 22nd day of November, 1999, and is effective on the Effective Date of the Merger (as such terms are defined below), by and among the Shareholders set forth on SCHEDULE A annexed hereto (sometimes referred to herein as "Shareholder" or, collectively, as "Shareholders"), and Corpas Investments, Inc., a Florida corporation (hereinafter referred as to as the "Company").

                                    RECITALS:

         WHEREAS, Interactive ConEd.com, Inc., a Delaware corporation ("ICE") , and the Company have executed simultaneously herewith that certain Agreement and Plan of Merger (the "Plan"), whereby ICE will merge with and into the Company, with the Company as the surviving entity (the "Merger"); and

         WHEREAS, as a condition to the obligation of ICE Stockholders (defined below) and ICE to consummate the transactions contemplated by the Plan, this Agreement shall have been executed and effective simultaneous with the Effective Date of such Merger as set forth in the Plan (the "Effective"); and

         WHEREAS, upon the closing of the Merger, the stockholders of ICE set forth on SCHEDULE A (the "ICE Stockholders") shall be the holders of record of 5,600,000 shares of issued and outstanding shares of the common stock, par value $.001 per share (the "Common Stock") of the Company, in the respective amounts and percentages set forth opposite their names on Schedule A (the "Percentage Interests"); and

         WHEREAS, as a condition to their willingness to consummate the Merger, the Shareholders desire that the Company grant to them certain registration rights with respect to the Common Stock owned by such Shareholders upon closing of the Merger.

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained, the Investors and the Company hereby agree as follows:

1.       DEFINITIONS.

         As used herein:

         (a) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (b) The term "Holder" means the holder or holders of Registrable Securities.

         (c) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.



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         (d) The term "Person" shall have the meaning set forth in Section 2(2)
of the Securities Act.

         (e) The term "Prospectus" shall have the meaning set forth in Section 2(10) of the Securities Act.

         (f) The term "Registrable Securities" means all of the Company's Common Stock owned by the Shareholders.

         (g) The term "Registration Expenses" shall mean any and all expenses incident to the performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any Holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for any underwriters or Holder in connection with blue sky qualification of any of the Registrable Securities) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance, (vi) the fees and expenses of any exchange agent or custodian, (vii) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, and (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with any Registration Statement.

         (h) The term "Registration Statement" shall mean any Registration Statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         (i) The term "Securities Act" means the Securities Act of 1933, as amended.

         (j) The term "SEC" means the Securities and Exchange Commission.

2.       REGISTRATION RIGHTS.

         (a) If at any time or from time to time, the Company shall determine to register for its own account in an underwritten public offering (other than on a registration statement related to any employee benefit plan, acquisition or corporate reorganization or registration for foreign issuance or distribution), any of its Common Stock under the Securities Act, the Company will: (a) promptly



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give to the Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify its Common Stock under the applicable blue sky or other state securities laws); and (b) use all commercially reasonable efforts to cause to be included in such registration under the Securities Act (and any related qualification under blue sky laws or other compliance) and in any underwriting involved therein, all the Registrable Securities specified in a written request made within 30 days after receipt of such written notice from the Company by the Holders; except that, if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be only obligated to include in such Registration Statement that number of Registrable Securities that is in excess of the number of shares of Common Stock the Company proposes to sell under the Registration Statement, which Registrable Securities shall be allocated on a pro rata basis among the Holders, who have requested that their Registrable Securities be registered, based on their percentage of ownership of such Registrable Securities. The Company shall not be required to reduce the number of shares of Common Stock to be offered by the Company in such Registration Statement for any reason.

         (b) After the Company has qualified for the use of a Registration Statement on Form S-3, in addition to the rights contained in Section 2(a) above, any or all of the Holders shall have the right to request the Company use its best efforts to effect a registration of the Registrable Securities on Form S-3 (each such request to be in writing and to state the number of shares to be disposed of and the intended methods of disposition); PROVIDED, HOWEVER, that the Company shall not be required to bring effective more than two (2) Registration Statements on Form S-3 pursuant to this Section 2(b).

3.       EFFECTIVENESS.

         A Registration Statement pursuant to which any Registrable Securities are being offered will not be deemed to have become effective unless it has been declared effective by the SEC; PROVIDED, HOWEVER, that if, after it has been declared effective, the offering of the Registrable Securities pursuant to such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume. The Company will be deemed not to have used best efforts to cause the Registration Statement to become, or to remain, effective during the requisite period if it voluntarily takes any action that would result in any such Registration Statement not being declared effective or that would result in the Holder not being able to offer and sell the Registrable Securities during that period unless such action is required by applicable laws and regulations or currently prevailing interpretations of the staff of the SEC. The Company shall use best efforts to maintain the effectiveness for up to 120 days (or such shorter period of time as the underwriters need to complete the distribution of the registered offering) of any Registration Statement pursuant to which any of the Registrable Securities are being offered, and from time to time will amend or supplement such Registration Statement and the Prospectus contained therein to the extent



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necessary to comply with the Securities Act and any applicable state securities laws or regulations. The Company shall also provide the Holder with as many copies of the Prospectus contained in any such Registration Statement as the Holder may reasonably request.

4.       EXPENSES OF REGISTRATION.

         All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company. Except as provided herein, the Holder shall pay all fees and expenses of its legal counsel, underwriters' fees, discounts or commissions or transfer taxes, if any, relating to the sale or disposition of the Holder's Registrable Securities.

5.       REGISTRATION PROCEDURES.

         In the case of each registration, qualification, or compliance effected by the Company pursuant to this Agreement, the Company will keep the Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

         (a) Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities as described in Section 2 and use its best efforts to cause such Registration Statement to become effective and to remain effective in accordance with Section 3 (provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holder copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

         (b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and current for a period of not less than 120 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof as set forth in such Registration Statement;

         (c) (i) Furnish to the Holder, and to each underwriter, if any, without charge, such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Holder or underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holder; and (ii) consent to the use of the Prospectus or any amendment or supplement thereto by the Holder of Registrable Securities included in the Registration Statement in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

         (d) Use its commercially reasonable best efforts to register or qualify such Registrable Securities under all applicable securities or blue sky laws of such jurisdictions of the United States by the time the applicable Registration Statement is declared effective by the SEC as the Holder and any underwriters reasonably request in writing and do any other related acts which may be




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reasonably necessary or advisable to enable the Holder and underwriters to consummate the disposition in such jurisdictions of the Registrable Securities; PROVIDED, HOWEVER, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(d), (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process, or (iii) subject itself to taxation in any such jurisdiction if it is not then so subject;

         (e) Notify the Holder, its counsel, and the managing underwriters, if any, promptly, and promptly confirm such notice in writing, (i) at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which, or the fact that, the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the reasonable request of a majority of the Holders, the Company will prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; (ii) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (iii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (iv) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the qualification of the Registrable Securities or the initiation of any proceedings for that purpose, (v) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any purchase agreement, securities sales agreement or other similar agreement, if any, cease to be true and correct in all material respects, and (vi) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate;

         (f) If applicable, use its best efforts to cause all such Registrable Securities to be listed or quoted on each securities exchange or interdealer quotation system on which similar securities issued by the Company are then listed or quoted;

         (g) Provide a transfer agent for all such Registrable Securities not later than the effective date of such Registration Statement;

         (h) Enter into such customary agreements (including underwriting agreements on customary terms) and take all such other actions as the underwriters, if any, reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities;

         (i) Obtain for delivery to the Company and the managing underwriters, if any, with copies to the Holders of the Registrable Securities being registered, a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the Holders shall reasonably request, dated the effective date of the Registration Statement and brought down to the closing;




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         (j) If necessary, obtain a CUSIP number for the Registrable Securities not later than the effective date of the Registration Statement; and

         (k) Make available for inspection by the Holder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or any other agent retained by the Holder or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by the Holder, any such underwriter, attorney, accountant or agent in connection with such Registration Statement.

         (l) Cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and registered in such names as the Holder or the underwriters may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities pursuant to such Registration Statement;

         (m) Cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and registered in such names as the Holder or the underwriters may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities pursuant to such Registration Statement;

         (n) Upon the occurrence of any circumstance contemplated by Section 5(e)(iii), 5(e)(iv), or 5(e)(v) hereof, use best efforts to prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to notify the Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

         (n) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

         (o) Use best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

6.       INDEMNIFICATION AND CONTRIBUTION.

         (a) In connection with any Registration Statement, the Company shall indemnify and hold harmless the Holder and each underwriter who participates in an offering of the Registrable Securities, each Person, if any, who controls any




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of such parties within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act and each of their respective directors, officers, employees and agents, as follows:

                  (i) from and against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) covering Registrable Securities, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of the Company; and

                  (iii) from and against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by Holder or any underwriter (except to the extent otherwise expressly provided in Section 6(c) hereof)), incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 6(a);

PROVIDED, HOWEVER, that (i) this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished in writing to the Company by the Holder, or any underwriter with respect to the Holder, or any underwriter, as the case may be, expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) and (ii) the Company shall not be liable to the Holder, any underwriter or controlling Person, with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary Prospectus to the extent that any such loss, liability, claim, damage or expense of the Holder, any underwriter or controlling Person results from the fact that the Holder or any underwriter, sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus as then amended or supplemented if the Company had previously furnished copies thereof to the Holder or any underwriter or controlling Person and the loss, liability, claim, damage or expense of the Holder or underwriter, or controlling Person results from an untrue statement or omission of a material fact contained in the preliminary Prospectus which was




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corrected in the final Prospectus. Any amounts advanced by the Company to an indemnified party pursuant to this Section 6 as a result of such losses shall be returned to the Company if it shall be finally determined by such a court in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification by the Company.

         (b) A selling Holder agrees to indemnify and hold harmless the Company, any underwriter and each of their respective directors, officers (including each officer of the Company who signed the Registration Statement), employees and agents, any underwriter or any other selling Holder within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company by such selling Holder with respect to such Holder expressly for use in such Registration Statement, or any such Prospectus.

         (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, enclosing a copy of all papers properly served on such indemnified party, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have under this Section 6, except to the extent that it is materially prejudiced by such failure. An indemnifying party may participate at its own expense in the defense of such action, or, if it so elects within a reasonable time after receipt of such notice, assume the defense of any suit brought to enforce any such claim; but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the indemnified party or parties, which approval shall not be unreasonably withheld. In the event that an indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties shall bear the fees and expenses of any additional counsel thereafter retained by such indemnified party or parties; PROVIDED, HOWEVER, that the indemnified party or parties shall have the right to employ counsel (in addition to local counsel) to represent the indemnified party or parties who may be subject to liability arising out of any action in respect of which indemnity may be sought against the indemnifying party if, in the reasonable judgment of counsel for the indemnified party or parties, there may be legal defenses available to such indemnified party or parties which are different from or in addition to those available to the indemnifying party, in which event the fees and expenses of appropriate separate counsel shall be borne by the indemnifying party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel), separate from its own counsel, for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or




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potential parties thereto), unless such settlement, compromise or consent (i)
includes an unconditional release in form and substance satisfactory to the indemnified parties of each indemnified party from ail liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) In order to provide for just and equitable contribution in circumstances under which any of the indemnity provisions set forth in this
Section 6 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Company and the Holder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Holder, as incurred; provided, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company and the Holder, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company, on the one hand, and the Holder, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Holder, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 6 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 6, each affiliate of the Holder, and each director, officer, employee, agent and Person, if any, who controls a Holder or such affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Holder, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

         (e) The obligations of the Company and the Holders under this Section 6 shall survive the completion of an offering of Registrable Securities pursuant to a Registration Statement. Notwithstanding the foregoing, to the extent that the indemnification and contribution provisions contained in the underwriting agreement executed in connection with such Registration Statement conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

7.       INFORMATION BY HOLDER.

         The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such written information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this paragraph.



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8.       SUSPENSION  RIGHTS.

         The Company shall have the right, which right may be exercised by the Company only twice during any 12-month period, to extend, suspend or delay the effectiveness of any Registration Statement for a period of up to 90 days if, upon advice of counsel to the Company, effectiveness of such Registration Statement would interfere with any then currently active acquisition, financing or similar transaction of the Company by requiring the premature disclosure of any material corporate development or otherwise.

9.       POSTPONEMENT RIGHTS.

         The Company shall have the right to postpone the filing of any Registration Statement if, upon advice of counsel to the Company, the filing of such Registration Statement would interfere with any then current active acquisition, financing or similar transaction of the Company or require the premature disclosure of any material on-public information or because the Company's Board of Directors determines in good faith that in the case of an initial public offering the current market conditions are not conducive to a successful offering or in the case of the Company already being public it would be seriously detrimental to the company and its Shareholders for such Registration Statement to be filed. In the event the filing does not occur, it shall not count towards the two demand registrations granted pursuant to this Agreement.

10.      LOCK-UP ARRANGEMENTS.

         Upon the consummation of the event set forth in subclause 1(a)(i), the Holders (and any subsequent holder) agree that upon the reasonable request of the managing underwriter selected for the IPO the Holders will allow for restrictions on sales of their shares pursuant to the Registration Statement for the period selected by the managing underwriter, including without limitation, at a minimum, not to sell, make any short sale of, pledge, grant any option for the purchase of or otherwise dispose of or reduce his or her risk of ownership with respect to any Registrable Securities (other than those included in the registration) or other securities of the Company without the prior written consent of the Company or the managing underwriter, as the case may be, for up to 180 days following the consummation of the event set forth in subclause 1(a)(i). Additionally, each Holder agrees to execute and deliver a lock-up letter (setting forth the above restrictions in greater detail) if requested by the managing underwriter or the Company in connection with any offering of Registrable Securities; however the lock-up period in connection with any offering after an IPO will not exceed 90 days without the Holder's consent.

11.      TERMINATION OF REGISTRATION.

         Notwithstanding any other provision in this Agreement, at any time before or after the filing of a registration statement, the Company may, in its sole discretion, abandon or terminate such registration without the consent of the Holders with no liability to the Holders or any third party arising therefrom.




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12.      NO INCONSISTENT AGREEMENTS.

         The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Shareholders with respect to their Common Stock in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Shareholders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

13.      TERMINATION OF OBLIGATIONS.

         The right of any Holder to request registration or inclusion in any registration pursuant to Section 2 hereof shall terminate on the date that all shares of Registrable Securities held or entitled to be held on conversion by such Holder may immediately be sold without restriction (including volume limitations) under Rule 144 during any 90-day period.

14.      ASSIGNABILITY.

         This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of the parties hereto.

15.      CHANGES IN CAPITAL STOCK.

         If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed.

16.      GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of Florida, without regard to the conflict of laws provisions thereof.

17.      AMENDMENT.

         Any modification, amendment or waiver of this Agreement or any provision hereof shall be in writing and executed by Holders of not less than 66-2/3 percent of the Registrable Securities; PROVIDED, HOWEVER, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of the record or beneficial holders of no less than 90 percent of the Registrable Securities.

18.      SEVERABILITY.

         In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

19.      SUCCESSORS AND ASSIGNS.

         This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Holders, including, without limitation and without the need for an express assignment, subsequent Holders. If any transferee of the Shareholders shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

20.      ENTIRE AGREEMENT.

         This Agreement and the other writings referred to herein contain the entire understandings among the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings among the parties with respect to its subject matter.

21.      HEADINGS.

         The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

22.      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the undersigned Holder and the Company have executed this Agreement on the day and year first above written.

                           COMPANY:                  CORPAS INVESTMENTS, INC.

                                                     By:
                                                         ----------------------
                                                     Name:
                                                     Title:
                                                     --------------------------
                                                     Address for Notices:

                           SHAREHOLDER      By:      Name:
                                                     --------------------------

                                                     --------------------------

                                                     --------------------------
                                                     Title (if applicable):

                                                     --------------------------
                                                     Address for Notices:

                                                     --------------------------


                                                     --------------------------


                                                     --------------------------

                                   SCHEDULE A

                               STOCKHOLDERS OF ICE

Interactive Medical
   Communications, Inc.

Ross Love
Lawrence Kuhnert
David Oliver
Orlando Evora
Chalexis, Inc.

PACE Acquisitions, Inc.
E. Thom Rumberger, Jr.
Thomas Staub
Terry Oliver
Carolyn Evora
Robert Allen
Jacqueline Kuhnert
Ryan Kuhnert
Daniel Kuhnert

R&S Fields Limited Partnership
Patti Ciaramella